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                                   EXHIBIT 2.2

                            ASSET PURCHASE AGREEMENT


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                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is made to be effective as of the 1st day of March, 1996, by, between and among UCI Medical Affiliates, Inc., a Delaware corporation ("UCI"), UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation and wholly owned subsidiary of UCI ("UCI of SC"), Doctor's Care, P.A., a South Carolina professional corporation ("Doctor's Care"), Convenience Medical Services, P.A. ("Seller"), and Stephen A. Harvey, M.D. ("Harvey").

     INTRODUCTION. Seller owns and operates a medical practice located at 108 Highway 17 North, North Myrtle Beach, South Carolina 29582 ("Premises"). Harvey is the sole shareholder of Seller. UCI of SC owns and/or leases various medical-related facilities and equipment in South Carolina and has contracted with Doctor's Care to provide health care services at such facilities. Seller and/or Harvey desires to (i) lease the Premises to UCI of SC pursuant to a lease between Harvey and UCI of SC dated as of March 1, 1996, (ii) transfer Seller's patient records to Doctor's Care, and (iii) transfer to UCI of SC as of 11:59 p.m. on March 1, 1996 (the "Effective Date") certain assets of the Seller upon the terms and conditions set forth herein. This Agreement provides for the transfer of the Assets (hereinafter defined) from Seller to UCI of SC.

     AGREEMENT. NOW, THEREFORE, in consideration of these premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   SALE OF ASSETS TO UCI OF SC.

     1.1 Transfer of Assets. At the Closing, for the consideration herein provided, Seller shall convey, transfer, assign and deliver, or cause to be conveyed, transferred, assigned, and delivered, to UCI of SC, and UCI of SC shall purchase and accept from Seller, all of Seller's right, title, and interest (as the case may be) in and to following assets (collectively "Assets"):

              1.1.1 All of the machinery, equipment, computer and telephone systems (including hardware and software), furniture, furnishings, office equipment, and related tangible personal property respecting Seller's business conducted in the Premises (the "Business"), including (without limitation) the items described in Exhibit A attached hereto.

              1.1.2 All of the Goodwill, permits, licenses, computer software and related intangible personal property of the Business and certain equipment leases extant at the Closing Date which are specifically itemized in Exhibit B attached hereto. Seller shall be responsible for obtaining the necessary consents, if any, to assignment of such intangible assets. The parties hereto acknowledge and agree that UCI of SC shall not assume any equipment leases, personal property leases or real property leases other than such leases set forth on Exhibit B attached hereto. As to the leases set forth on Exhibit B, UCI of SC hereby agrees to assume all obligations thereunder as of the Effective Date.

              1.1.3   All of the inventory of the Business, wherever located.

              1.1.4 All of Seller's repair and service contracts and warranties (which are acceptable to UCI of SC in its sole discretion) used or useful in the Business.

     1.2 Method of Transfer. The transfer and sale of the Assets will be evidenced by appropriate Bills of Sale, assignments and other instruments executed and delivered by Seller and/or Harvey to UCI of SC and/or Doctor's Care at Closing, as set forth in this Agreement.

     1.3 Not a Sale of Business. This transaction constitutes the sale of assets by Seller and not the sale of a business; provided, however, that anything contained in this Agreement to the contrary notwithstanding, it is the intent of the parties that UCI of SC purchase and acquire and Seller sell and

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transfer the complete operating process of the Business and all properties and interest necessary to operate the Business substantially as it is presently being operated.

     1.4 Possession. UCI of SC shall take, and Seller shall deliver, possession of the Assets at completion of Closing (as defined below) to be effective as of the Effective Date (as defined below).

2.   TRANSFER OF SELLER'S PATIENT RECORDS TO DOCTOR'S CARE.

     2.1 Transfer of Patient Records. At Closing, for and in consideration of Ten ($10.00) Dollars and no other consideration, Seller and Harvey shall transfer and deliver to Doctor's Care all of Harvey and Seller's right, title and interest in and to any medical records in their possession that were made in treating patients and all records transferred to Seller concerning prior treatment of any patient (the "Patient Records").

     2.2 Method of Transfer. The transfer of the Patient Records will be evidenced by an appropriate bill of sale substantially in the form attached hereto as Exhibit C, executed and delivered by Seller and Harvey to Doctor's Care at Closing, as set forth in this Agreement.

     2.3 Notices. Seller shall cause any public notices to be filed in a timely manner and to otherwise comply with all requirements of the Physician's Patient Records Act or any other applicable law, regulation, rule or ordinance related to the transfer of the Patient Records.

     2.4 Possession. Doctor's Care shall pick up and take, and Seller shall relinquish, possession of the Patient Records at Closing, to be effective as of the Effective Date (as defined below).

3.   CONSIDERATION FOR ACQUISITIONS.

     3.1 Purchase Price. The purchase price ("Purchase Price") for the Assets shall be payable as follows:

              3.1.1 Common Stock. UCI shall issue to Seller certificates representing such numbers of shares of the Common Stock of UCI, $0.05 par value (the "Shares"), having an aggregate value of Three Hundred Thousand ($300,000) Dollars. For purposes hereof, the price per share of the Shares shall be the closing ask price on the date immediately prior to the Effective Date. The Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable. The certificate evidencing the Shares shall bear a restrictive legend in substantially the following form:

              THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, HAVE BEEN TAKEN WITHOUT A VIEW TO THE DISTRIBUTION THEREOF WITHIN THE MEANING OF SUCH ACT, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE COMPANY WILL NOT TRANSFER SUCH SHARES EXCEPT UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE COMPANY, WHICH MAY INCLUDE AN OPINION OF COUNSEL, THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH, THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

              Seller acknowledges that the Shares shall be "restricted stock" under Federal Securities laws (meaning that it was purchased other than through a registered public offering). SEC Rule 144 will allow Seller to resell the Shares on the market if certain conditions are satisfied, including but not limited to the requirement that Seller shall have held the Shares for at least two (2) years.


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     3.1.2    Additional Payment.   UCI of SC shall pay to Seller as follows:

              (1) The sum of Sixty Thousand Dollars ($60,000.00) on or before Closing.

              (2) An additional sum of Two Hundred Forty Thousand Dollars ($240,000.00) due and payable in twenty-four monthly installments, with interest at ten (10%) percent per annum, with first payment due on or before April 1, 1996, pursuant to a promissory note substantially in the form attached hereto as Exhibit D (the "Note").

4.   CLOSING.

     4.1 Closing Date. The closing of the sale and purchase of the Assets and related transactions ("Closing") shall take place on March 1, 1996, commencing at 12:00 p.m. (local time), at the offices of Coffey, Chandler, & DuRant located at 1801 Glenns Bay Road, Surfside Beach, South Carolina or such other time and place as may be mutually agreed upon in writing by the parties (alternatively "Closing). In the event Closing set forth in this Section 4 is changed to a different date, all references in this Agreement to Closing shall be deemed to refer to the time and date agreed upon by the parties, in the manner set forth herein. The effective date for the transactions contemplated herein shall be March 1, 1996 (the "Effective Date").

     4.2.     Transactions at Closing.  At the Closing:

              4.2.1 Upon receipt of an investment letter in the form of Exhibit E attached hereto duly executed by Seller and Harvey, UCI shall issue to Seller a certificate evidencing the Shares pursuant to Section 3.1.1. If such certificate is not available at Closing, UCI will provide Seller with a copy of the instructions which UCI will forward to its transfer agent instructing such agent to issue a certificate evidencing the Shares to Seller.

              4.2.2 Seller and Harvey shall deliver to UCI of SC or Doctor's Care, as applicable, the bills of sale, assignments, titles, certificates, and other documents, agreements and instruments, in form and substance required by this Agreement, as described in Section 4.3.

              4.2.3 UCI of SC shall deliver to Seller and Harvey the documents, agreements and instruments in form and substance required by this Agreement, as described in Section 4.4..

              4.2.4 Harvey and UCI of SC shall each deliver to the other the lease related to the Premises substantially in the form of Exhibit F attached hereto (the "Lease").

              4.2.5 Harvey and UCI of SC shall each deliver to the other the non-competition covenant substantially in the form of Exhibit G attached hereto (the "Non-Compete").

              4.2.6 All employees of Seller directly and primarily associated with the Business will cease to be employees of Seller, and Doctor's Care and/or UCI of SC may, subject to the exercise of Doctor's Care's and/or UCI of SC's sole discretion, offer immediately or thereafter to hire any or all of such persons. Doctor's Care and/or UCI of SC shall be entitled to hire only those employees of Seller which Doctor's Care and/or UCI of SC elects in its sole discretion to hire, and Doctor's Care and/or UCI of SC shall not assume any liability whatsoever to any employee of Seller not hired by Doctor's Care and/or UCI of SC. Seller will be responsible for paying and reporting all costs and liabilities, including but not limited to compensation, federal and state withholding taxes, federal and state unemployment taxes, all employee benefit costs, and worker's compensation claims incurred or accrued prior to the Effective Date.

              4.2.7 The Parties will take such other actions contemplated at Closing by this Agreement.

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     4.3 Seller and Harvey's Documents. At Closing, Seller and Harvey shall deliver or cause to be delivered, at Seller's expense, the following duly executed, lawful and effective documents and instruments:

              4.3.1 A bill of sale for tangible personal property and fixtures composing portions of the Assets substantially in the form attached hereto as Exhibit H to UCI of SC.

              4.3.2 An assignment of intangible personal property composing portions of the Assets substantially in the form attached hereto as Exhibit I to UCI of SC.

              4.3.3 An Investment Letter substantially in the form attached hereto as Exhibit E to UCI.

              4.3.4 A bill of sale for the Patient Records to Doctor's Care substantially in the form attached hereto as Exhibit C.

              4.3.5 The Lease substantially in the form attached hereto as Exhibit F to UCI of SC.

              4.3.6 Seller will deliver to UCI of SC copies of such duly filed UCC termination statements, mortgages or lien satisfactions and other documents, as are reasonably required by UCI of SC to evidence Seller's and/or Harvey's clear and marketable title to the Assets.

              4.3.7 Copy of all current data, contracts and information for the Business.

              4.3.8 Certified Resolutions of the directors and shareholders of Seller authorizing the transaction contemplated herein.

     4.4 Documents of UCI, UCI of SC or Doctor's Care. At Closing UCI, Doctor's Care and/or UCI of SC shall deliver or cause to be delivered to Seller or Harvey (as the case may be), at their expense, the following duly executed, lawful, and effective documents and instruments:

              4.4.1 UCI will deliver a certificate evidencing the Shares, or if such certificate is not available, a copy of the instructions which UCI will forward to its transfer agent instructing such agent to issue a certificate evidencing the Shares to Seller.

              4.4.2 UCI of SC will deliver the Lease substantially in the form attached hereto as Exhibit F.

              4.4.3 UCI of SC will deliver the Note substantially in the form attached hereto as Exhibit D.

              4.4.4 UCI of SC and Doctor's Care will deliver the security agreement substantially in the form attached hereto as Exhibit J.

     4.5 Conditions of Title. At Closing, the Assets shall be conveyed by appropriate instruments of conveyance free and clear of all claims, security interests, liens and encumbrances except personal property and ad valorem taxes for the year of Closing (which shall be prorated as provided in this Agreement), or leases which remain outstanding which have been assumed by UCI of SC.

     4.6      Transactions Subsequent to Closing.

              4.6.1 Employment Matters. Nothing contained herein shall be construed to create any liability for UCI, UCI of SC or Doctor's Care to present or past employees of Seller, or to the South Carolina Employment Security Commission or any other person or entity or regulatory agency for periods prior to the Effective Date.

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              4.6.2 Confidentiality. Seller shall hold in confidence all documents and information concerning the Business and the Assets (except that Seller may, after reasonable notice to UCI of SC disclose such documents and information, or copies or summaries thereof, to any governmental authority reviewing the transactions contemplated hereby or as required in Seller's reasonable judgment pursuant to Federal or state laws or court order).

              4.6.3 Taxes. Seller shall file such tax returns and reports and pay such taxes as are required for periods ending with the day before the Effective Date.

              4.6.4 Creditors. Seller shall promptly pay all of Seller's valid liabilities and perform all of Seller's valid obligations which Seller has incurred in connection with the Assets or the operation of the Business.

              4.6.5 Miscellaneous Required Acts. The parties hereto shall take such other actions and comply with other obligations as are required after Closing under this Agreement or under documents ancillary hereto.

     4.7 Other Actions. The parties hereto agree that they will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, documents, instruments and assurances as may be reasonably required by the other party in order to carry out fully and to effectuate the transactions herein contemplated under, and in accordance with, the provisions of this Agreement.

5. REPRESENTATIONS AND WARRANTIES OF SELLER AND HARVEY. Seller and Harvey hereby jointly and severally warrant, represent, and covenant as follows:

     5.1 Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina. Seller has full power and authority to execute this Agreement and to consummate the transactions contemplated hereby. When executed and delivered, this Agreement shall constitute valid and binding obligations of Seller and Harvey enforceable in accordance with its terms and conditions. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor the compliance with any of the terms and conditions hereof, will result in the breach by Seller or Harvey of any of the terms, conditions, or judgment, law or other contract, agreement or instrument to which Seller or Harvey is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law or other contract, agreement or instrument.

     5.2 Compliance with Laws. Seller is in compliance with all laws, ordinances, and regulations that govern such Seller's ownership and present use of the Assets, the violation of which would have an adverse effect on the Assets or the Business. All of the Assets sold hereunder substantially comply with applicable environmental, zoning health, OSHA, consumer products, and fire safety regulations.

     5.3 Title to Assets. At Closing, Seller will have, and shall be entitled to convey, good, marketable and insurable title to the Assets and the condition of title as required by Section 4.5. At Closing, Seller will not be indebted to any contractor, laborer, mechanic, material man or any other person or entity for work, labor, materials or services in connection with the Assets for which any such person or entity could claim a lien against the Assets. To the best of Seller's knowledge, there is not pending or threatened condemnation or eminent domain action respecting the Premises or the Assets.

     5.4 Consents. No consent of any third party is required in connection with Seller's transfer and assignment of the Assets hereunder.

     5.5 Litigation. There are no judicial or administrative actions or proceedings pending, or to the best of Seller's and/or Harvey's knowledge, threatened that question the validity of this Agreement or any transaction contemplated hereby or that relate to the Assets, or to the conduct of Business, including but not limited to condemnation or bankruptcy proceedings, which if adversely determined would have an adverse

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effect upon Seller's and/or Harvey's ability to enter into this Agreement or perform its obligations hereunder or upon the use, enjoyment, or value of the Assets for UCI of SC and/or Doctor's Care.

     5.6 Insurance Coverage. Buyer maintains policies of insurance covering the Assets in amounts and against such losses and risks as are customary for facilities such as the Business in their present usage, as well as general public liability "occurrence" coverage in the amount of $1,000,000 per occurrence and $1,000,000 in the aggregate, and same will be outstanding and duly in force through Closing. For a period of one (1) year after Closing, Seller shall maintain a comprehensive general liability "occurrence" policy for discontinued operations in the amount of $200,000 per occurrence, and UCI of SC shall be listed as an additional insured under such policy.

     5.7 Normal Course. Seller shall have operated the Assets in the normal and ordinary course of business since at least January 1, 1995, and shall have paid or caused to be paid promptly when due all city, county and state ad valorem taxes and similar taxes and assessments and all utility charges and assessments imposed upon or assessed against the Assets prior to the Closing. Seller shall exercise its best efforts to preserve the goodwill of the employees, patients, suppliers and others having business relationships with the Business through Closing.

     5.8 Creditors, Solvency, and Bankruptcy. Seller and Harvey shall not hinder, delay, defraud, or avoid any obligation to any past present or future creditor in the transactions contemplated by this Agreement. Seller is currently solvent and will not be rendered insolvent as a result of the transactions contemplated hereby. Seller has not initiated, nor does it intend to initiate with respect to itself as debtor, has had initiated or expects to have initiated against it as debtor, any proceeding under federal or any state's bankruptcy, insolvency or similar laws.

     5.9 Labor and Employee Benefit Matters. Seller is not a party to any agreement with any labor organization. Seller has not maintained or sponsored for any employee or former employee of Seller any fringe or benefit plans, including without limitation, any retirement, pension, profit sharing, thrift-savings, non-qualified deferred compensation, incentive compensation, stock bonus, stock option (qualified or non-qualified), cash bonus, employee stock ownership (including, without limitation, payroll related employee stock ownership), insurance, medical, welfare or vacation plans of any kind and any "employee benefit plan" (as defined in Section 3(3) of Title I of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") or any voluntary employees' beneficiary association (as defined in Section 501(c) (9) of the Internal Revenue Code) or combination of the foregoing. Seller has not incurred any accumulated funding deficiency within the meaning of ERISA or any liability to the Pension Benefit Guaranty Corporation established under ERISA, nor has any tax been assessed against Seller for the alleged violation of the Internal Revenue Code with respect to the Business or its operation.

     5.10 Payables and Taxes. Seller will pay all accounts payable and taxes, assessments, and charges respecting the Assets incurring prior to the Effective Date within a reasonable amount of time following Closing and will protect the reputation of UCI of SC by promptly paying all the valid debts and obligations of Seller which have been incurred in connection with the operation of the Business prior to the Effective Date and which affect the Assets. Seller has paid all taxes, license fees or other charges levied, assessed or imposed upon the Business and any of the Assets incurring after the Effective Date.

     5.11 Workers' Compensation. There are no worker compensation or similar claims or actions pending or threatened, and Seller and/or Harvey does not know of facts which would make such claims timely, by past or present employees of Seller.

     5.12 Status of Assets. The Assets sold hereunder constitute all of the assets of the Business and include all property, rights, and intangibles necessary for UCI of SC and/or Doctor's Care to operate after Closing a business similar to the Business as presently conducted. All material inventory systems, machinery, equipment, and other tangible property which are portions of the Assets are generally sound, in good repair, may be safely operated within all applicable standards or regulations in their present conditions, and are in merchantable condition. All material contracts, commitments, and similar rights

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which are portions of the Assets are valid, binding, enforceable, and without known default in violation of law. The information related to accounts receivable provided to UCI of SC is materially accurate and reflect valid, binding, and enforceable rights of the Business which shall be lawfully transferred to UCI of SC hereunder.

     5.13 No Adverse Conditions. Except as previously disclosed in writing to UCI of SC, there are no adverse conditions or circumstances that may interfere with the use and enjoyment of, or opportunity to resell or encumber, any of the Assets, or might otherwise impede UCI of SC's ability to operate a business similar to the Business utilizing the Assets.

     5.14 Brokerage. Neither Seller nor Harvey has dealt with any broker in connection with this transaction, and no brokerage commission nor claim thereof shall accrue or become payable to any person or entity respecting this transaction.

     5.15 Disclosures. To the best of Seller's and Harvey's knowledge, all information and data furnished by Seller and/or Harvey to UCI, UCI of SC or Doctor's Care with respect to the Assets and the Business will be materially true, correct, and complete, and not materially misleading.

     5.16 Representations and Warranties at Closing. Except as expressly otherwise permitted in this Agreement, the representations and warranties of Seller and/or Harvey set forth in this Agreement shall be true as of the Effective Date as though such representations and warranties were made on such date, unless they reference a specific earlier date whereupon, as of the Effective Date, they shall be true as at the earlier date referenced.

     5.17 Environmental. To the best of Seller's and Harvey's knowledge, the Premises is not now used and has never been used, as a gasoline station or other site for the storage of petroleum products, or as a garbage or refuse dump site, a landfill, a waste disposed facility for the storage, processing, treatment or temporary or permanent disposal of regulated waste materials, including without limitation solid, industrial, toxic, hazardous, radioactive, nuclear or putrescible waste or sewage; and, to the best of Seller's and Harvey's knowledge, the Premises is in substantial compliance with all applicable environmental laws, regulations, codes and ordinances.

6. REPRESENTATIONS AND WARRANTIES OF UCI, DOCTOR'S CARE AND UCI OF SC. UCI, Doctor's Care and UCI of SC hereby jointly and severally represent, warrant, and covenant as follows:

     6.1 Organization and Good Standing. UCI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated. UCI of SC is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Carolina and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated. Doctor's Care is a professional association duly organized, validly existing, and in good standing under the laws of the State of South Carolina and has full corporate power to carry on its businesses and to own and operate its properties and assets as presently owned and operated.

     6.2 Authority of Buyer. UCI, Doctor's Care and UCI of SC each have taken all corporate action necessary to approve and authorized the execution of this Agreement, and to consummate the transactions contemplated hereby. Each of their respective representatives signing this Agreement has full power and authority to execute this Agreement in the indicated capacity and to consummate the transactions contemplated hereby. When executed and delivered, this Agreement shall constitute valid and binding obligations of UCI, Doctor's Care and UCI of SC, enforceable in accordance with its terms and conditions except as enforcement may be limited by applicable bankrupt, insolvency or similar laws effecting creditors rights generally and by principles of equity. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance with all of the terms and conditions hereof, will result in the breach by UCI, Doctor's Care or UCI of SC of any of the terms, conditions or provisions of any of their respective of trust, order, judgment, law, or other contract, agreement or


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instrument to which either of them is a party, or by which either is bound, or constitute a default of such indenture, mortgage, deed of trust, order, judgment, law, or other contract, agreement or instrument.

     6.3 Brokerage. Neither UCI, Doctor's Care, nor UCI of SC has dealt with any broker in connection with this transaction, and no brokerage commission nor claim therefor shall accrue or become payable to any person or entity respecting this transaction.

     6.4 Consents. No consent of any third party is required in connection with the purchase and acceptance of the Assets from Seller hereunder.

     6.5 Litigation. There are no judicial or administrative actions or proceedings pending, or to the best knowledge of UCI, Doctor's Care or UCI of SC, threatened that question the validity of this Agreement or any transaction contemplated hereby, which if adversely determined would have a material adverse effect upon their ability to enter into this Agreement or perform their respective obligations hereunder.

     6.6 Creditors, Solvency and Bankruptcy. UCI, Doctor's Care or UCI of SC shall not hinder, delay, defraud or avoid any obligations to any past, present or future creditor of UCI, Doctor's Care or UCI of SC respectively in the transactions contemplated by this Agreement. The above-mentioned parties are currently solvent and will not be rendered insolvent as a result of the transactions contemplated hereby. UCI, Doctor's Care or UCI of SC does not intend to initiate with respect to itself as a debtor, nor do they expect to have initiated against it as a debtor, any proceeding under federal or any state's bankruptcy, insolvency or similar laws.

     6.7 Representations and Warranties at Closing. Except as expressly otherwise permitted in this Agreement, the representations and warranties of UCI, Doctor's Care and UCI of SC set forth in this Agreement shall be true at the Effective Date as though such representations and warranties were made on such date, unless they reference a specific earlier date whereupon, at Effective Date, they shall be true as at the earlier date referenced.

7.   CONDITIONS PRECEDENT.

     7.1 Conditions of UCI, UCI of SC and Doctor's Care. The obligations of UCI, UCI of SC and Doctor's Care hereunder shall be subject, to the extent not waived, to the satisfaction of each of the following conditions at the Closing:

              7.1.1 Representation and Warranties. The representations and warranties of Seller and Harvey contained in this Agreement shall be true and correct in all material respects as of the date when made and, except for changes specifically contemplated by this Agreement, on and as of the Effective Date as though such representations and warranties had been made as of the Effective Date.

              7.1.2 Deliveries. The release of documents which Seller is obligated to make under Section 4 shall have been made.

8.   COST AND EXPENSES .

     8.1 Transactional Cost. The parties hereto shall be responsible for their respective attorney's fees, accountants' fees, experts' fees, and other expenses incurred by them in connection with the negotiations and Closing of this transaction; provided however, in the event litigation is commenced to enforce any rights under this Agreement or to pursue any other remedy available to any party, all legal expense or other direct costs of litigation of the prevailing party shall be paid by the other party.

     8.2 Proration of Taxes and Charges. All personal property taxes, public utility charges and like charges (which are not terminated and paid as of Closing by Seller), if any, relating to the personal (tangible and intangible) property comprising the Assets shall be prorated as of the Effective Date, in accordance with regular accounting procedure. Settlement at Closing will be made on proration of estimates of such

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taxes and charges. If, as the result of such proration at Closing, a net balance is owed by Seller to UCI of SC, or visa versa, the amount thereof shall be paid to such party at or within thirty (30) days after receipt of the next succeeding payment notice.

     8.3 Sales Taxes. Seller shall be responsible for, and shall pay, all sales taxes, if any, applicable to the sale of the Assets as called for herein.

9.   INDEMNITY RIGHTS.

     9.1 General Indemnity. Seller and Harvey shall jointly and severally indemnify and hold UCI, Doctor's Care and UCI of SC and their respective officers, directors and agents harmless, from any and all losses, damages, liabilities, claims, suits, demands, penalties, assessments, obligations, causes of actions or costs (including reasonable litigation expenses and legal fees) asserted against or incurred by UCI, Doctor's Care or UCI of SC as a result of any breach by Seller and/or Harvey of any covenant, warranty representation, or agreement, made by Seller and/or Harvey herein or in agreements related hereto including but not limited to litigation expenses and legal fees that might be incurred because of such breach.

     9.2 Special Indemnities. Seller and Harvey shall jointly and severally indemnify and hold UCI, UCI of SC and Doctor's Care and their respective officers, directors, and agents harmless from any and all losses, damages, liabilities, claims, suits, demands, penalties, assessments, obligations, causes of action, or costs (including reasonable litigation expenses and legal fees) asserted against or incurred by UCI, Doctor's Care, or UCI of SC as a result of:

              9.2.1 Environmental. Any existing environmental contamination or the remediation thereof at the Premises.

              9.2.2 Award or Settlement. Any lawsuit or similar claim against Seller and/or Harvey arising from events or conditions prior to the Effective Date.

              9.2.3 Title to Assets. Any challenge to: (a) Seller's title to the Assets, or (b) the transfer of such title and interest to the Assets to UCI of SC pursuant to the Agreement.

              9.2.4 Accounts Payable. Any accounts payable, taxes, assessments, or charges of Seller and/or Harvey.

     9.3 Set Off and Recoupment. In addition to any other available remedies, UCI of SC, UCI, and Doctor's Care shall have the right of set off and recoupment against amounts coming due to Seller or Harvey under this Agreement, Note, Lease, or any other instruments ancillary hereto in the event Seller breaches this Agreement or any right of indemnification arises in favor of UCI, UCI of SC, or Doctor's Care under this Agreement. Seller and Harvey retain the right to lawfully contest any such set off or recoupment in an action to collect any amounts due Seller and/or Harvey under this Agreement, Note, Lease, or such other ancillary instruments. The inclusion of this special set off or recoupment provision shall not effect the availability, if any, of rights of set off or recoupment arising at law or in equity.

10. EXISTING LIABILITIES. Neither UCI, Doctor's Care nor UCI of SC assumes any, and hereby expressly disclaims all, obligations or liabilities of Seller, contingent or absolute, including (without limitation) liabilities for (i) federal or state income, payroll, property, or sales taxes for any period, or
(ii) any tort, contract, or statutory liability resulting from or alleged to have resulted from the Business prior to the Effective Date or operations of Seller prior to Effective Date, except for the obligations arising and maturing after the Effective Date to perform under those contracts expressly assumed by UCI of SC hereunder. All property taxes assessed against the Assets sold hereby shall be prorated as of the Effective Date, and Seller shall promptly pay when due, or reimburse UCI of SC for, all such taxes which remain the Seller's responsibility.

11. RISK OF LOSS. In the event the Assets or any substantial part thereof shall be damaged or destroyed prior to the Effective Date due to any casualty or event, or there shall occur any actions for condemnation or eminent domain having a material adverse affect on the Assets or any substantial part thereof, Seller shall promptly notify UCI of SC that such damage, destruction, or action has occurred and the estimated extent thereof. In case the amount of such damage, destruction, condemnation or eminent domain is in excess of 10% of the Purchase Price, including but not limited to the value of the Shares more fully described in Section 3.1, of all of the Assets immediately before such damage or destruction, then UCI of SC must within five (5) days of receipt of such notice either:

     11.1 Termination. Terminate this Agreement by giving Seller written notice of such termination and thereupon all parties shall be released of all further liability to the others; or

     11.2 Adjustment. Alternatively, and subject to the fulfillment of the conditions set forth herein, require the consummation of the transactions provided for in this Agreement and, in such case (or in case of any damage by fire or other casualty, or condemnation or eminent domain action not entitling UCI of SC to terminate this Agreement), all proceeds of insurance covering the Assets and the Premises and all of the claims arising as a result of such damage or destruction to such Assets or all proceeds of such condemnation or eminent domain action for such Assets shall become the property of UCI of SC. In the event UCI of SC elects to require the consummation of the transactions contemplated herein, Seller shall not compromise or settle any such claim or action at any time without the written consent of UCI of SC which shall not be unreasonably withheld. Seller shall cooperate with the collection of such amounts. Further, in such event, the representations and warranties of Seller and Harvey, as set forth in Section 5 shall be modified equitably to account for such claim or action. In this regard, Seller represents and warrants that the face amount of the subject fire and casualty insurance exceeds 10% of the Purchase Price, including the value of stock more fully described in Section 3.11.

12.  MISCELLANEOUS.

     12.1 Entire Agreement. This Agreement, including the Exhibits hereto, embodies the entire Agreement and understanding between the parties hereto as to the matters herein addressed and supersedes all prior agreements and understandings relating to the subject matter hereof.

     12.2 No Waiver. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any document delivered pursuant hereto shall impair any right, power or remedy which the parties hereto may have, nor shall any such delay be construed to be a waiver of any such rights, powers or remedies, or any acquiescence in any breach or default under this Agreement, nor shall any waiver of any breach or default of any party hereunder be deemed a wavier of any default or breach subsequently occurring.

     12.3 Survival. All representations, warranties, covenants, and agreements herein contained shall survive the Closing hereunder.

     12.4 Amendment. No provision of this Agreement or any document or instrument relating to the Agreement, may be amended, modified, supplemented, changed, waived, discharged, or terminated, unless the parties hereto consent thereto in writing.

     12.5 Notices. All notices, requests, approvals, consents, demands and other communication provides for or permitted hereunder shall be in writing, signed by an authorized representative of the sender and addressed to the respective party at the address set forth below:

             UCI of SC:        UCI Medical Affiliates of South Carolina, Inc.
                               6168 St. Andrews Road
                               Columbia, SC  29212-3132
                               Attn.:  M.F. McFarland, III, MD

              UCI:             UCI Medical Affiliates, Inc.
                               6168 St. Andrews Road
                               Columbia, SC  29212-3132
                               Attn.:  M.F. McFarland, III, MD

              Doctor's Care:   Doctor's Care, P.A.
                               6168 St. Andrews, Road
                               Columbia, SC  29212-3132
                               Attn.:  M.F. McFarland, III, MD

              Seller:          Convenience Medical Services, P.A.
                               3426 Wilderness Lane
                               Murrells Inlet, SC  29576
                               Attn:  Stephen Harvey, MD

              Harvey:          Stephen Harvey, MD
                               3426 Wilderness Lane
                               Murrells Inlet, SC  29576

A party hereto may change its respective address by notice in writing given to the other parties to this Agreement. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following; (i) when delivered to the party to whom such notice, request, approval, consent, demand or the communication is being given, or (ii) five (5) business days after being duly deposited in the US mail, certified, return receipt requested.

     12.6 Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     12.7 Successors and Assigns. This Agreement shall be binding upon the parties, and their respective successors, heirs, and assigns, and shall inure to the benefit of the parties and their respective successors, heirs, and permitted assigns.

     12.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any party hereto may execute this Agreement by signing any such counterpart. The authorized attachment of counterpart signature pages shall constitute execution by the parties.

     12.9 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

     12.10 Jurisdiction. The parties hereto consent to jurisdiction, subject to proper service of process, in the State of South Carolina regarding any disputes arising hereunder.

     12.11 Usage. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms such as "hereof" , "hereunder", "hereto", "herein", and words of similar import shall refer to this Agreement in its entirety and all references to "Articles", "Paragraphs", "Sections", and similar cross references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

     12.12 Further Instruments and Acts. From time to time at a party's request, whether at or after Closing and without further consideration, the other party(ies) shall execute and deliver such further instruments of conveyance, transfer and assignment and upon reimbursement for actual reasonable out-of-pocket expenses take such other action as the requesting party reasonably may require to more effectively convey and transfer to the requesting party the properties to be conveyed, transferred and assigned hereunder, and, if necessary, will assist the requesting party in the collection or reduction to possession of such property. In addition, each party agrees to provide reasonable access to records respecting the Business as are requested by the other party(ies) for proper purpose with good cause shown (subject to appropriate confidentiality agreements to be negotiated as such time) and agree to reasonably cooperate in resolving any matters resulting from the transactions contemplated hereby.

     12.13 Assignment. This Agreement is not assignable by any party without the prior written consent of the other parties hereto.


                            [SIGNATURE PAGE ATTACHED]

     IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement under seal, with the corporate parties acting by and through their duly authorized offers, effective as of the date first above written.

                                  UCI:

                                  UCI MEDICAL AFFILIATES, INC.

                                  By:      /s/ Stephen S. Seeling
                                  Its:     Chief Operating Officer and Counsel


                                  UCI of SC:

                                  UCI MEDICAL AFFILIATES OF SOUTH
                                        CAROLINA, INC.

                                  By:      /s/ Stephen S. Seeling
                                  Its:     Chief Operating Officer and Counsel


                                  DOCTOR'S CARE:

                                  DOCTOR'S CARE, P.A.


                                  By:      /s/ Stephen S. Seeling
                                  Its:     Secretary


                                  SELLER:

                                  CONVENIENCE MEDICAL SERVICES, P.A.


                                  By:      /s/ Stephen A. Harvey, M.D.
                                  Its:     President


                                  HARVEY:



                                   /s/ Stephen A. Harvey, M.D.
                                   Stephen A. Harvey, M.D.

                      EXHIBITS TO ASSET PURCHASE AGREEMENT
                                  (EXHIBIT 2.2)

EXHIBIT NO.                             DESCRIPTION                             PAGE NUMBER
Exhibit A     List of Assets                                                        54
Exhibit B     Equipment Leases                                                      55
Exhibit C     Bill of Sale - Medical Records                                        56
Exhibit D     Promissory Note                                                       57
Exhibit E     Investment Letter                                                     59
Exhibit F     Lease                                                                 62
Exhibit G     Non-Competition Covenant                                              75
Exhibit H     Bill of Sale                                                          80
Exhibit I     Assignment and Assumption Agreement                                   82
Exhibit J     Security Agreement                                                    84

                                    EXHIBIT A

                                 LIST OF ASSETS


1 Wheelchair
2 Refrigerators
1 Autoclave
2 Glucometers
2 Hair Dryers
6 Exam Tables
2 Electric Exam Tables 7 Welch Allen -- Wall Mount Transformers
1 Welch Allen -- Portable Transformer
7 Goose Neck Lamps
2 Surgical Lights
9 Rolling Exam Stools
1 Infant Scale
1 Regular Adult Scale
1 Ultra Sound Machine
1 Rolling Table
3 Foot Stools
1 EKG Machine
1 Alcohol Breathalizer Machine
1 Printer (with breathalizer)
3 Mayo Stands
1 O2 cart with Wheels
1 IV Stand
1 Adult Ambu Bag
1 Pediatric Ambu Bag
1 Papoose Board
1 Electrocator
2 Ear Syringes
1 Head Mount Magnifier
1 Hand Held Black Light
8 Metal Trash Cans with Foot Pedal
2 Portable Blood Pressure Cuffs
3 Wall Mount Blood Pressure Cuffs
1 Large Blood Pressure Cuff
1 Pediatric Blood Pressure Cuff
1 X-Ra Table -- Complete Unit
1 Portable Step Stool
4 14 x 17 Cassettes -- 2 high speed; 2 rare earth
8 View Boxes
4 10 x 12 Cassettes
1 Processor -- automatic
1 Film Bend
1 Full Lead Apron
1 Lap Apron
1 Set of Lead Gloves
2 10 Pound Weights
6 Lead Blockers
1 Hot Light

                                    EXHIBIT B

                                EQUIPMENT LEASES


Below is a summary of the Equipment Lease Agreements (the original leases are on file with UCI Medical Affiliates, Inc.):

COULTER ELECTRONICS, INC.

Effective Date:             November 22, 1994
Term of Lease:              63 Months
Lease Payment:              $930.04 (plus tax)
Supplier:                   Coulter Leasing Corp.
Equipment:                  MD16 with Histogiems

AT&T

Effective Date:             July 8, 1994
Term of Lease:              60 Months
Lease Payment:              $118.37
Supplier:                   AT&T Credit Corporation
Equipment:                  Partner Plus

COMPUSYSTEMS, INC.

Effective Date:             January 25, 1993
Term of Lease:              60 Months
Lease Payment:              $449.99
Supplier:                   CompuSystems, Inc.
Equipment:                  250 Meg Int Tape Drive
                            5 DC 6250 Tape Cartridges
                            Hardware and Software Maintenance

GE CAPITAL LEASE

Effective Date:             October 7, 1994
Term of Lease:              36 Months
Lease Payment:              $119.24
Supplier:                   General Electric Capital Corporation
Equipment:                  Minolta EP 1080/Automatic Document Feeder

AT&T CAPITAL LEASING SERVICES, INC.

Effective Date:             March 25, 1995
Term of Lease:              60 Months
Lease Payment:              $2,882.41
Supplier:                   Abbott Diagnostics
Equipment:                  Abbott Spectrum Series II

                                    EXHIBIT C

                         BILL OF SALE - MEDICAL RECORDS



     KNOW ALL MEN BY THESE PRESENTS, that Stephen A. Harvey, M.D. and Convenience Medical Services, P.A., a South Carolina professional association (collectively the "Grantor"), for and in consideration of the sum of Ten and no/100 Dollars ($10.00), and other good and valuable consideration to it in hand, paid at or before the ensealing and delivery of these presents, by Doctor's Care, P.A., a South Carolina professional association ("Grantee"), the receipt, sufficiency and adequacy of which is hereby acknowledged and subject to the terms hereof, has bargained and sold and by these presents does sell, assign, transfer, remise, release and quitclaim unto the said Grantee, its successors and assigns, all of the Grantor's right, title and interest in and to the following goods and chattels:

              All Patient Records owned by Grantor with respect to Grantor's medical practice at 108 Highway 17 North, North Myrtle Beach, South Carolina 29582

     TO HAVE AND TO HOLD the same unto said Grantee, its successors and assigns forever.

     IN WITNESS WHEREOF, this Bill of Sale has been executed by Grantor to be effective as of the 1st day of March, 1996.


WITNESSES:                          CONVENIENCE MEDICAL SERVICES, P.A.


/s/ N. David DuRant                 By:     /s/ Stephen A. Harvey, M.D.
                                    Its:    President                     (SEAL)
/s/ Jeanne Sparkes



                                            /s/ Stephen A. Harvey, M.D.

                                            Stephen A. Harvey, M.D.       (SEAL)

/s/ N. David DuRant

/s/ Jeanne Sparkes

                                    EXHIBIT D

                                 PROMISSORY NOTE


$240,000.00                                             Columbia, S.C.
Subject to Set Off                                      March 1, 1996

         FOR VALUE RECEIVED, UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation (the "Borrower"), hereby promises to pay, in lawful money of the United States of America, to the order of Convenience Medical Services, P.A., a South Carolina professional association (the "Lender"), the principal sum of Two Hundred Forty Thousand and No/100 ($240,000.00) Dollars, subject to set off as provided hereunder.

         Interest shall accrue from March 1, 1996 on the principal balance outstanding hereunder from time to time until paid in full at the fixed simple rate per annum equal to ten (10.0%) percent, amortized over two (2) years and calculated based upon a 360-day year and the actual number of days elapsed. Equal payments of principal and interest in the amount of Eleven Thousand Seventy-Four and 78/100 ($11,074.78) Dollars shall be due and payable commencing on April 1, 1996, and continuing thereafter on the first (1st) day of each month for the succeeding twenty-three (23) consecutive months. Payments hereunder shall be made to the Lender at 3426 Wilderness Lane, Murrells Inlet, South Carolina 29576, or at such other place as the Lender may designate from time to time in writing.

         Anything contained in this Note to the contrary notwithstanding, Buyer shall have the right of set off and recoupment against amounts coming due hereunder in the event that Lender or Stephen A. Harvey, M.D. ("Harvey") breaches that certain Asset Purchase Agreement dated as of March 1, 1996, by and among Borrower, Lender, UCI Medical Affiliates, Inc., and Harvey or any document ancillary thereto (collectively the "Agreement"). In the event Borrower elects to exercise the right of set off and recoupment set forth herein, upon notice to the Lender the principal amount hereof shall be deemed reduced by the amount of any set off or recoupment to which the Borrower is entitled, and all interest and payments accruing thereafter shall be calculated based upon such reduced principal amount. The Lender's right to lawfully contest such set off or recoupment in any action to collect this Note shall not be impaired by Borrower's exercise of such set off or recoupment rights. The inclusion of this special set off or recoupment provision shall not affect the availability, if any, of rights of set off or recoupment arising at law or in equity.

         The occurrence of the following shall constitute an "Event of Default" under the Note: Borrower, after the expiration of the applicable grace period hereinafter set forth, fails to pay when due any principal or interest payment hereunder (except for any amount then subject to an unresolved but duly asserted set off or recoupment dispute). Upon the occurrence of an Event of Default as hereinabove defined, then at any time thereafter the Lender may declare the entire remaining principal balance due hereunder, together with all accrued interest thereon, immediately due and payable. The applicable grace period hereunder shall be thirty (30) days and shall begin to run upon receipt by Borrower of written notice from Lender of a potential default hereunder.

         The invalidity of any provision of this Note shall not affect the validity of any other provision hereof. The acceptance after maturity of any payment with respect to this Note shall not constitute a waiver of the right of Lender to demand the payment in full of any unpaid balance. No delay or failure on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single exercise of any right or remedy shall preclude Lender from the exercise of any other or further rights or remedies.

         This Note is collateralized by that certain Security Agreement executed by Borrower and Doctor's Care, P.A. and dated the date hereof.

         In the event this Note is placed in the hands of an attorney for collection (but not for resolution of any disputes on a set off or recoupment of the amount due hereunder), all expenses of the Lender, including reasonable attorneys' fees, shall be added to the principal amount of this Note and collected as a part hereof. This Note shall be governed by and construed in accordance with the laws of the State of South Carolina. Jurisdiction and venue for the enforcement of this Note shall be exclusively in the courts for the State of South Carolina.

         Borrower expressly waives demand, presentment, protest and notice of non-payment or dishonor and all other notices or demands whatsoever (except for notices expressly set forth herein), and such parties agree to remain bound hereby until all amounts due hereunder are paid in full, notwithstanding any extension of time for payment which may be granted, even though the period of extension be indefinite.

         The Borrower reserves the right to prepay this Note in whole or in part at any time without fee or penalty; provided, however, that any partial payment shall be applied first to accrued interest and then to the reduction of the principal.

         EXECUTED as of this 1st day of March, 1996.

                                  UCI MEDICAL AFFILIATES OF SOUTH
                                  CAROLINA, INC.  (SEAL)


                                  By:       /s/ Stephen S. Seeling
                                  Its:    Chief Operating Officer and Counsel

Notice Address for Borrower:
6168 St. Andrews Road
Columbia, South Carolina 29212
Attn:  Stephen Seeling, Esquire

                                    EXHIBIT E

                                INVESTMENT LETTER


TO:      UCI Medical Affiliates, Inc.
         6168 St. Andrews Road
         Columbia, SC 29160
         Attn:  President

RE:      Issuance of Common Stock in UCI Medical Affiliates, Inc.


Dear Sir:

         On this date, you are issuing to Convenience Medical Services, P.A., a South Carolina professional corporation ("Transferee"), Seventy-Two Thousand Seven Hundred Twenty-Eight (72,728) shares (the "Shares") of the common stock, $0.05 par value, of UCI Medical Affiliates, Inc. (the "Company"). In consideration of your agreement to issue the Shares to Transferee, Transferee and Stephen A. Harvey, M.D., the sole shareholder of Transferee ("Harvey"), hereby represent and warrant to you and hereby covenant and agree with you, as follows:

         1. Transferee is acquiring the Shares solely for Transferee's own account and not as nominee for, representative of, or otherwise on behalf of any other person or entity. Transferee is acquiring the Shares with the intention of holding the Shares for investment purposes only, and Transferee has no present intention of participating, directly or indirectly, in a subsequent sale, transfer or other distribution of the Shares, or of dividing Transferee's interest in the Shares with any other person or entity. Transferee has not offered any of the Shares for sale or other disposition, and Transferee shall not make any sale, transfer or other disposition of the Shares in violation of state or federal law.

         2. Transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "Act"). NOTE: An "accredited investor" includes any individual who: (a) has a net worth (with spouse) in excess of $1,000,000; (b) has had an individual income in excess of $200,000 (or joint income with spouse in excess of $300,000) in each of the two most recent years and who reasonably expects an income of the same level for the current year; or (c) is an executive office or director of the Company. (For purposes of this paragraph, calculate net worth as the sum of the fair market value of all assets, including all real estate, automobiles, savings, stocks, bonds, individual retirement accounts, pension and profit sharing plans, limited partnership interest and other investments, less all current and long term liabilities.).

         3. Harvey is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "Act"). NOTE: An "accredited investor" includes any individual who: (a) has a net worth (with spouse) in excess of $1,000,000; (b) has had an individual income in excess of $200,000 (or joint income with spouse in excess of $300,000) in each of the two most recent years and who reasonably expects an income of the same level for the current year; or (c) is an executive office or director of the Company. (For purposes of this paragraph, calculate net worth as the sum of the fair market value of all assets, including all real estate, automobiles, savings, stocks, bonds, individual retirement accounts, pension and profit sharing plans, limited partnership interest and other investments, less all current and long term liabilities).

         4. The Transferee and Harvey, each considers itself to be a sophisticated investor in companies similarly situated to the Company, and Transferee and Harvey have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares. Transferee and Harvey understands that there is no public market for the Shares, no public market for the Shares is likely to develop and it may not be possible for Transferee to readily liquidate its investment. Transferee and Harvey are aware that Transferee's investment in the Company is speculative and involves a high degree of risk of loss arising from, among other things, substantial market, operational, competitive and other risks, and having made their own evaluation of the risks associated with this investment.

         5. The Shares were not offered to Transferee by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio or (b) any seminar or meeting to which Transferee was invited by any of the foregoing means of communications.

         6. Transferee's investment in the Shares is reasonable and consistent with the nature and size of its present investments and net worth, Transferee has no need for liquidity in the investment represented by the Shares, and Transferee is financially able to bear the economic risk of this investment, including the ability to afford holding the Shares for an indefinite period of time and to afford a complete loss of this investment.

         7. Transferee is aware that the Company may offer and sell additional shares of common stock in the future, thereby diluting its percentage equity ownership of the Company.

         8. Transferee understands that as a publicly traded company, the Company files with the SEC various reports, including quarterly and annual financial statements, annual reports to shareholders, and proxy statements, and that all of such reports, statements and information are available to the public, including Transferee, from the SEC and directly from the Company. Transferee has been given the opportunity to obtain copies of such public information and to ask questions of, and receive answers from, you with respect to the Company and the Shares, concerning the terms and conditions of the issuance of the Shares by you to Transferee, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of any information provided to Transferee by you in order for Transferee to evaluate the merits and risks of an investment in the Shares to the extent that you possess such information or could acquire it without unreasonable effort or expense. Transferee has been furnished with all information concerning the Shares and the Company that Transferee desires.

         9. In regard to any economic or legal considerations related to the Shares, Transferee has relied on the advice of, or consulted with, only Transferee's own advisors, and Transferee has not relied upon you, the Company, the Company's legal counsel or the accountants for the Company regarding the Shares or the transaction contemplated by this Investment Letter.

         10. Transferee understands and acknowledges that the issuance of the Shares to Transferee was not registered under the Act or under the securities laws of any state in reliance upon an exemption or exemptions contained in the Act (and the regulations promulgated thereunder) and applicable state securities laws. Consequently, Transferee understands that the Shares cannot be subsequently transferred unless they are registered under the Act and applicable state securities laws, or unless an exemption from such registration requirements is available. Transferee understands and acknowledges that any certificate evidencing the Shares will bear a legend restricting the transfer of such Shares consistent with the foregoing, and Transferee understands that a notation may be made in the stock records of the Company restricting the transfer of any of the Shares in a manner consistent with the foregoing.

         11. Transferee understands and acknowledges that neither the Company nor you are under any obligation to register the Shares for public sale or to comply with the conditions of Rule 144 promulgated by the SEC under the Act or to take any other action necessary in order to make available any exemption for the subsequent transfer of the Shares without registration.

         12. Transferee is a South Carolina professional corporation, and its principal place of business is located in the State of South Carolina at the address shown under its signature evidencing its execution of this Investment Letter, and it has no present intention of removing itself from its existing state of residence.

         13. Transferee confirms that the representations it has previously made to the Company and those contained in this Investment Letter are correct and complete as of the date hereof, and that if there should occur any material change in such representations prior to the receipt of the Shares by Transferee, it agrees that it will immediately furnish such revised or corrected representations or information to the Company.

         This Investment Letter shall be binding upon the Transferee and the Transferee's heirs, executors, administrators, successors, representatives and assigns and shall enure to the benefit of you, your heirs, executors, administrators, successors and assigns. This Investment Letter shall be governed and construed in accordance with the laws of the State of South Carolina.


                                       TRANSFEREE:


Number of Shares of                 CONVENIENCE MEDICAL SERVICES, P.A.
UCI Medical Affiliates, Inc.
to be issued:
                                    By:       /s/ Stephen A. Harvey, M.D.
                                              Stephen A. Harvey, M.D.
72,728 Shares                                 Its:  President

Date: March 1, 1996                 108 Highway 17 North
                                    (Street Address)

                                     North Myrtle Beach, South Carolina  29582
                                    (City, State, Zip)

                                     HARVEY:

                                     /s/ Stephen A. Harvey, M.D.
                                     Stephen A. Harvey, M.D.

                                     3426 Wilderness Lane
                                     (Street Address)

                                     Murrells Inlet, South Carolina 29576
                                     (City, State, Zip)

                                    EXHIBIT F

                                      LEASE



STATE OF SOUTH CAROLINA    )
                           )                    LEASE
COUNTY OF HORRY            )

         THIS LEASE, is made and entered into to be effective as of the 1st day of March, 1996, by and between Stephen A. Harvey, M.D., hereinafter called "Landlord", and UCI Medical Affiliates of South Carolina, Inc., hereinafter called "Tenant."

WITNESSETH:

In consideration of the covenants and agreements of the respective parties hereto, for themselves, their heirs, successors, distributes, executors, administrators, legal representatives and permitted assigns, do hereby agree as follows:

A.       DESCRIPTION OF PREMISES

         The premises which are the subject of the Lease (hereinafter referred to as "Premises") are situated in Horry County and are more particularly described as follows:

                  Lot with improvement situated thereon at 108 Highway 17 North, North Myrtle Beach, South Carolina 29582, and more fully described on Schedule 1 attached hereto.

B.       TERM AND DELIVERY OF PREMISES

         To Have and To Hold the said Premises unto Tenant for a term of twelve
         (12) months, beginning on the 1st day of March, 1996 (the "Commencement Date") and ending on the 30th day of April, 1997 (the "Expiration Date"). Landlord and Tenant agree that if the Premises or any portion thereof is conveyed, assigned or transferred by Landlord prior to the Expiration Date, Tenant in its sole discretion may elect to terminate this Lease and in such event Tenant shall have no further obligations herein.

C.       COVENANTS AND CONDITIONS OF LEASE

         This Lease is made on the following covenants and conditions which are expressly agreed to by Landlord and Tenant:

         1. Rental: The rental to be paid by Tenant for the term of this Lease shall be the sum of Four Thousand Dollars ($4,000.00) per month, payable in advance on the first day of each and every month. Rent for any portion of a month shall be appropriately prorated. In the event Tenant shall fail to pay rent within ten (10) days of the due date, a late charge of two (2%) percent of the amount due shall be added, and the same shall be treated as additional rent.

                  2. Future Use: Landlord agrees that for a period commencing on the effective date hereof and ending on March 1, 2001, the Premises or any portion thereof shall not be used as a primary care (family practice, internal medicine, pediatrics, or emergency medicine) or urgent care medical clinic or facility, without the prior written consent of Tenant which may be withheld for any or no reason. The parties hereto acknowledge and agree that further evidence of such restrictions contained in this Section C(2), substantially in the form attached hereto as Schedule 2, shall be executed by the parties hereto and recorded in the real estate records of the Premises. The terms of this Section shall survive the expiration or termination of this Lease.

         3. Tenant Alterations: Tenant shall not make, or suffer to be made, any alterations of the Premises, or any part thereof, without the written consent of Landlord, which consent shall not be unreasonably withheld.

         4.       Maintenance and Repair of Premises:

                  a. Landlord's Repairs. Landlord, at its own expense, shall promptly repair defects, if any, in the roof, walls, heating and cooling system, electrical system, and plumbing system of the Premises, provided Landlord shall not be responsible for other repairs whatsoever. Notwithstanding the foregoing, Landlord represents and warrants that as of the date hereof, the Premises is habital, in good repair, and free from any material defects or damage.

                  b. Tenant's Repairs. Subject to the foregoing, Tenant, at its own expense, shall maintain the leased Premises' exterior and interior (including, without limitation, all parking areas, buildings, improvements and appurtenances of every type thereto) in reasonable repair and condition.

         5. Hazardous Substance Remediation: Notwithstanding anything contained herein to the contrary, Tenant shall not be required to remediate, purge or remove, or bear the cost of such remediation, purge or removal of, any hazardous substance which contaminated the Premises prior to the commencement of the term of this Lease or which existed at the commencement of the term of this Lease and worsened through no fault of Tenant thereafter. In addition, Tenant shall not be obligated to take actions to prevent such worsening of contamination which existed at the commencement of this Lease. Landlord shall indemnify Tenant and hold Tenant harmless from any and all liability, claim, injury, damage, penalty, or cost, (including reasonable attorney's fees) arising out of third party claims or assertions resulting from any hazardous substances existing on the Premises as of the effective date of this Lease.

                  6. Americans With Disabilities Act: Notwithstanding any term or provision to the contrary contained herein, the Landlord, at Landlord's sole cost and expense, shall ensure that the Premise and improvements thereon shall be in material compliance with the Americans With Disabilities Act, as the same is amended from time to time (the "Act"). Tenant shall not be required to make any alterations or additions to the Premises (both structural and non-structural) that may be necessary from time to time to keep or bring the Premises in material compliance with the Act.

                  7. Taxes and Other Obligations: During the term hereof, Tenant agrees to pay all taxes, assessments (whether general or specific), including real estate taxes which are or may be levied against the Premises and improvements thereon as they become due and payable during the term of this Lease. Such items shall be prorated for periods outstanding at the commencement or the termination of this Lease.

                  8. Utilities: Tenant shall pay for all utilities serving the building and ground including but not limited to electricity, gas, water, sewer, telephone and janitorial services during the term of this Lease. Such items shall be prorated for periods outstanding at the commencement or the termination of this Lease.

                  9. Sign and Parking: Tenant may erect such sign as it deems appropriate to advertise its business, provided such sign is in compliance with governmental regulations. Tenant shall have the right to use the parking area which is part of the Premises for patients and staff.

                  10. Zoning: The Property is currently zoned for the operation of a medical office building. Landlord is not aware of any pending change or amendment to the current zoning classification.

                  11. Entry by Landlord: Landlord, upon prior notice to Tenant (except in event of an emergency) shall have the right to enter the Premises at reasonable times for the purpose of inspection, posting notices or supervising. Sixty (60) days prior to Expiration Date, Landlord may post suitable notice on the Premises that same are for rent and may show same to prospective Tenant at reasonable times.

                  12. Assignment and Subletting: Landlord and Tenant shall have the right to assign or sublease this Lease to any party with the written consent of the other party which shall not be unreasonably or arbitrarily withheld.

                  13. Waiver of Covenants: It is agreed that the waiving of any covenants of this Lease by either party shall be limited to particular instances and shall not be deemed to waive any other breaches of such covenant or any provision herein contained.

                  14. Default: In the event that Tenant shall default in the payment of rent or any other sums payable by Tenant herein, and such default shall continue for a period of thirty (30) days after written notice of delinquency has been given to Tenant by Landlord, or if the Tenant shall default in the performance of any other covenants or agreements of this Lease and such default shall continue for thirty (30) days after written notice of default has been given to Tenant by Landlord, or if the Tenant shall become bankrupt or insolvent and shall not cure said condition within thirty (30) days after written notice of default has been given to Tenant by Landlord, then and in addition to any and all other legal remedies and rights, Landlord may terminate this Lease. In the event that Tenant shall default in the payment of rent payable by Tenant herein, and such default shall continue for a period of ten
(10) days after written notice of delinquency has been given to Tenant by Landlord, Tenant shall pay to Landlord as a penalty the sum of One Hundred and No/100 ($100.00) Dollars.

                  15. Insurance: Tenant shall maintain at its own expense hazard and liability insurance covering the Premises and contents thereof in an amount as are customarily carried on businesses such as that to be conducted by Tenant. Landlord shall be listed as a named insured on these insurance policies and shall be provided with continuing evidence of such insurance.

                  16. Holding Over: In case Tenant shall hold over after the end of the term herein provided, such tenancy shall be from month-to-month only, and not a renewal hereof; subject, however, to every other term, covenant and condition of this Lease, the rent shall be at the monthly rate of the last year of the Lease term and either party hereto may terminate said tenancy at the end of any month upon thirty (30) days prior written notice.

                  17. Damage or Destruction by Fire or Other Casualty: If the Premises or any part thereof shall be damaged or destroyed by fire or other casualty during the term of the Lease, Tenant shall promptly repair all such damage and restore the Premises, subject to delays due to adjustment or insurance claims, strikes and other causes beyond Tenant's control. If such damage or destruction shall render the Premises untenantable in whole or in part, the rent shall be abated, wholly or proportionately as the case may be until the damage shall be repaired and the Premises restored. If the damage or destruction shall be so extensive as to require substantial rebuilding (i.e., expenditure of fifty (50%) percent or more of replacement cost) of the building on the Premises, Landlord or Tenant may elect to terminate this Lease by written notice to the other given within thirty (30) days after the occurrence of such damage or destruction.

                  18. Condemnation: In the event any part of the Premises shall be taken or condemned at any time during the term hereof throughout the exercise of the power of eminent domain and Tenant shall determine that the remaining portion of the Premises are not reasonably suitable for its use and occupation, Tenant may, by giving written notice to Landlord within ninety (90) days after the date of such taking, terminate this Lease and Landlord shall refund any unearned rent paid by Tenant. If Tenant does not terminate this Lease as provided above, this Lease shall continue in force as to the remaining portion of the Premises and in such event the monthly rental thereafter payable by Tenant hereunder shall be adjusted and prorated in the exact ratio which the value of the Premises remaining after such condemnation bears to the value of the Premises immediately preceding the condemnation, and Landlord shall, at his own expense, make any repairs or alterations to said Premises which may be necessary by such condemnation.

                  In the event of the taking of all or any portion of the Premises, Landlord and Tenant shall be free to pursue independent claim against the condemning or taking authority for the amount of any damage done to them respectively as a result thereof, and neither party shall make claim against the other as a result of condemnation nor shall either be entitled to any part of the other's condemnation award.

                  19. Enforcement: If any action at law or in equity shall be brought to recover any rent under this Lease, or for, or on account of any breach of or to enforce or interpret any of the covenants, terms or conditions of this Lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party the prevailing party's costs and reasonable attorney's fee, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

         20. Quiet Enjoyment: Landlord agrees that Tenant, keeping and performing the covenants herein contained on the part of Tenant to be kept and performed, shall at all times during the term of this Lease peaceably and quietly have, hold and enjoy the Premises.

         21. Surrender of Premises: Tenant agrees to turn over all keys and surrender the Premises at the expiration or sooner termination of this Lease or any extension thereof, broomclean and deliver the Premises in substantially the same condition as when delivered to Tenant or as altered, pursuant to the provisions of this Lease, ordinary wear and tear, condemnation and damage by the elements excepted.

         22. Removal of Fixtures: The Tenant will be entitled to remove any non-permanent fixtures. That is to be defined as any fixture that is not specifically attached to the building. Once fixtures become attached to the building and become a part of the permanent structure, these fixtures will necessarily become the property of Landlord and cannot and will not be removed at the expiration of the Lease without the prior written consent of the Landlord. Should the Landlord give prior written consent before the removal of any permanently attached fixture, it will be the responsibility of the Tenant to repair the building in the same or as good condition as it was prior to the removal of the fixtures.

         23. Default of Landlord: If at any time during the term hereof Landlord shall default in any of its obligations under this Lease, Tenant may give written notice to Landlord of its intention to terminate the Lease together with a statement of the nature of such default, and such termination shall become effective on the thirtieth (30th) day after the date of such notice unless (a) such default shall be cured within thirty (30) days after such notice or (b) if the default is of such a nature that it cannot be cured within such period, the necessary steps to cure such default are duly commenced within such period and are thereafter diligently pursued.

         24. Relationship of the Parties: Nothing herein shall be deemed to create any partnership, joint venture, or agency relationship between the parties. Neither party shall make any representation or statement (whether oral or written) to any person or entity inconsistent with this paragraph.

         25. Third Parties: The provisions of this Lease are not intended to be for the benefit of any third parties, and no third party shall be deemed to have any privity of contract with either of the parties hereto by virtue of this Lease.

         26. Time of Essence: The parties acknowledge and agree that time is of the essence in the performance of this Lease.

         27. Venue and Jurisdiction: The parties hereto hereby (i) agrees that any litigation, action or proceeding arising out of or relating to this Lease may be instituted in a state or federal court in the City and State of North Myrtle Beach or Columbia, South Carolina, (ii) waives any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Lease, the parties hereto irrevocably consents to personal jurisdiction of such courts, and further agrees that service of process upon such party may be effected pursuant to the United States mail.

         28. No Inference Against Author: No provision of this Lease shall be interpreted against any party because such party or its legal representative drafted such provision.

         29. Entire Lease: This Lease constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous written or oral agreements and representations between the parties with respect thereto.

         30. Recordation: This Lease or a memorandum hereof may be recorded by either party. The parties agree to execute for recording purposes any such memorandum.

         31. Rights of Successors and Assigns: The covenants and agreements contained in the within Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, their heirs, distributes, executors, administrators, legal representative, assigns and upon their respective successors in interest, except as expressly otherwise hereinabove provided.

                   32. Notices: Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States mail via certified mail or registered mail, return receipt requested, with proper postage prepaid and addressed as follows:

                  If to Landlord:

                  Stephen Harvey, M.D.
                  3426 Wilderness Lane
                  Murrells Inlet, SC  29576


                  If to Tenant:

                  UCI Medical Affiliates of South Carolina, Inc.
                  6168 St. Andrews Road
                  Columbia, SC  29212
                  Attention:  Stephen S. Seeling

         33. Set Off. Anything contained in this Lease to the contrary notwithstanding, Tenant shall have the right of set off and recoupment against amounts coming due hereunder in the event that Convenience Medical Services, P.A. or Landlord breaches that certain Asset Purchase Agreement dated as of March 1, 1996, by and among Tenant, Convenience Medical Services, P.A., UCI Medical Affiliates, Inc., and Landlord or any document ancillary thereto (collectively the "Agreement"). In the event UCI Medical Affiliates of South Carolina, Inc. elects to exercise the right of set off and recoupment set forth herein, upon notice to Landlord the rental hereunder shall be deemed reduced by the amount of any set off or recoupment to which the Tenant is entitled. Landlord's right to lawfully contest such set off or recoupment in any action to collect rental hereunder shall not be impaired by Tenant's exercise of such set off or recoupment rights. The inclusion of this special set off or recoupment provision shall not affect the availability, if any, of rights of set off or recoupment arising at law or in equity.

                            [SIGNATURE PAGE ATTACHED]

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed to be effective as of the day and year first above written.


WITNESSES:                      LANDLORD:


/s/ Jeanne Sparkes              /s/ Stephen A. Harvey, M.D.
                                Stephen A. Harvey, M.D.
/s/ N. David DuRant


                                TENANT:

                                UCI MEDICAL AFFILIATES OF
                                SOUTH CAROLINA, INC.

/s/ Jeanne Sparkes              By:      /s/ Stephen S. Seeling
                                Its:     Chief Operating Officer and Counsel
/s/ N. David DuRant

STATE OF SOUTH CAROLINA        )
                               )                PROBATE
COUNTY OF HORRY                )


     PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named UCI Medical Affiliates of South Carolina, Inc., by Stephen S. Seeling, its Chief Operating Officer, sign, seal, and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.


                                                /s/ Jeanne Sparkes
                                                WITNESS

SWORN TO before me this 1st day of March, 1996.


/s/ N. David DuRant            (L.S.)
Notary Public for South Carolina
My Commission Expires:  04-03-2001



STATE OF SOUTH CAROLINA        )
                               )                PROBATE
COUNTY OF HORRY                )


     PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named Stephen A. Harvey, M.D. sign, seal, and as his act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.


                                                 /s/ Jeanne Sparkes
                                                 WITNESS
SWORN TO before me this 1st day of March, 1996.


/s/ N. David DuRant            (L.S.)
Notary Public for South Carolina
My Commission Expires: 04-03-2001

                                   Schedule 1

                                Legal Description


All that certain piece, parcel or tract of land, situate, lying and being on the southeastern side of U.S. Highway 17, in the Ocean Drive Section, City of North Myrtle Beach, County of Horry, State of South Carolina, as shown on plat prepared for the National Bank of South Carolina by C.B. Berry, R.L.S., dated December 17, 1987, to be recorded, and according to said plat, having the following metes and bounds, to wit: Beginning at a nail on the southeastern edge of the right of way of U.S. Highway 17, approximately 125.0 feet from its intersection with Second Avenue North, thence running S 42 degrees 00 feet East for a distance of 175.0 feet to a nail; thence, turning and running S 48 degrees 00 feet West for a distance of 125.0 feet to an iron; thence, turning and running N 42 degrees 00 feet East for a distance of 125.0 feet to the point of beginning, be all measurements a little more or less.


TMS #144-06-44-002

                                   Schedule 2

                          Use And Restriction Agreement



STATE OF SOUTH CAROLINA        )
                               )                USE AND RESTRICTION AGREEMENT
COUNTY OF HORRY                )


     WHEREAS, pursuant to that certain Asset Purchase Agreement ("Asset Agreement") between UCI Medical Affiliates, Inc. ("UCI"), UCI Medical Affiliates of South Carolina, Inc., ("UCI of SC"), Doctor's Care, P.A. ("Doctor's Care"), Convenience Medical Services, P.A. ("Seller"), and Stephen A. Harvey, M.D. ("Harvey") dated as of March 1, 1996, Seller shall sell substantially all of Seller's assets related to its practice located at 108 Highway 17 North, North Myrtle Beach, South Carolina to UCI of SC;

     WHEREAS, pursuant to the Asset Agreement, Harvey, the owner of the Premises, shall lease to UCI of SC certain real property located at 108 Highway 17 North, North Myrtle Beach, South Carolina, 29582, more fully described on Exhibit A attached thereto (the "Premises"), pursuant to that certain lease dated as of March 1, 1996 (the "Lease"); and

     WHEREAS, the Lease provides certain restrictions on the use of the Premises and provide that this Use and Restriction Agreement (the "Agreement") setting forth such restrictions be recorded in the real estate records for the Premises.

     NOW THEREFORE, THE PARTIES HERETO AGREE THAT, Seller has operated a medical practice on the Premises for a substantial number of years, and if the Premises or any portion thereof were used as a primary care (family practice, internal medicine, pediatrics, or emergency medicine) or urgent care medical facility, the value of the assets purchased by UCI of SC under the Asset Agreement would be significantly diminished.

     THEREFORE, for a period commencing on the date hereof and continuing until March 1, 2001 the Premises or any portion thereof shall not be used as a primary care (family practice, internal medicine, pediatrics, or emergency medicine) or urgent care medical clinic or facility, without the prior written consent of UCI of SC which may be withheld for any or no reason.

             FURTHERMORE, these restrictions on the use of the Premises shall apply to any owner, lessor, licenser, licensee, permittee or any other party, person, or entity, occupying or making use of the Premises (collectively the "User").

Remedies for Restriction on Use

     A. Accounting for Lost Profits. If User shall violate any of the provisions of this Agreement, UCI of SC shall be entitled to recover any non-speculative lost profits incurred by UCI of SC as a result of, growing out of, or in connection with, any such violation by User. This remedy shall be in addition to, and not in limitation of, any injunctive relief or other rights, remedies, or damages, to which UCI of SC is or may be entitled as a result of this Agreement.

              B. Injunctive Relief. In the event of a breach or threatened breach by User of any of the provisions of the Agreement, UCI of SC, in addition to, and not in limitation of, any other rights, remedies, or damages available to UCI of SC at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction, and permanent injunction in order to prevent or restrain any such breach by User or by User's partners, agents, representatives, servants, employers, employees, companies, consulting clients, and/or any and all persons directly or indirectly acting for or with User. User agrees that in the event of any breach by User of the covenants set forth in this Agreement, UCI of SC shall suffer irreparable harm for which the remedy of monetary damages may be inadequate.

Reasonableness of Restrictions.

     A. Acknowledgment. Harvey has carefully read and considered the provisions of the Agreement, and, having done so, voluntarily agrees that the restrictions set forth in the Agreement, including, but not limited to, the time period of restriction and the scope of restricted activities set forth in the Agreement, are fair and reasonable and are reasonably required for the protection of the legitimate interests of the UCI of SC, and its parent or subsidiary corporations, partnerships, officers, directors, partners, employees and affiliates, including but not limited to UCI and Doctor's Care.

     B. Enforcement. In the event that, notwithstanding the foregoing, any of the provisions of the Agreement, or any parts thereof shall be held to be invalid or unenforceable, the remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provisions of the Agreement relating to the time period and/or the scope of restricted activities and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or the scope of restricted activities and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

     C.       Miscellaneous.

              1. Waiver. Any waiver by either party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement.

              2. Assignments. Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by User.

              3. Cumulative Remedies. All rights and remedies of a party hereunder shall be cumulative and in addition to such rights and remedies as may be available to a party at law or equity.

              4. Governing Law. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina.

              5. Severability. The invalidity or unenforceability or any provision of this Agreement shall not render invalid or unenforceable any other provision hereof.


                            [SIGNATURE PAGE ATTACHED]

     IN WITNESS WHEREOF, the parties hereto have caused this Use And Restriction Agreement to be executed as of this 1st day of March, 1996.


WITNESSES:                       HARVEY:

/s/ N. David DuRant              /s/ Stephen A. Harvey, M.D.

/s/ Jeanne Sparkes


                                 UCI OF SC:

                                 UCI MEDICAL AFFILIATES OF
                                 SOUTH CAROLINA, INC.

/s/ N. David DuRant              By:     /s/ Stephen S. Seeling
                                 Its:    Chief Operating Officer and Counsel
/s/ Jeanne Sparkes

STATE OF SOUTH CAROLINA        )
                               )        PROBATE
COUNTY OF HORRY                )


     PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named UCI Medical Affiliates of South Carolina, Inc., by Stephen S. Seeling, its Chief Operating Officer, sign, seal, and as its act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.



                                     /s/ Jeanne Sparkes

                                     WITNESS

SWORN TO before me this 1st day of March, 1996.


/s/ N. David DuRant            (L.S.)
Notary Public for South Carolina
My Commission Expires: 04-03-2001





STATE OF SOUTH CAROLINA        )
                               )        PROBATE
COUNTY OF HORRY                )


     PERSONALLY appeared before me the undersigned witness and made oath that s/he saw the within-named Stephen A. Harvey, M.D. sign, seal, and as his act and deed, deliver the within-written instrument for the uses and purposes therein mentioned, and that s/he with the other witness whose signature appears above, witnessed the execution thereof.


                                     /s/ Jeanne Sparkes

                                     WITNESS

SWORN TO before me this 1st day of March, 1996.


/s/ N. David DuRant            (L.S.)
Notary Public for South Carolina
My Commission Expires: 04-03-2001

                                    Exhibit A

                                Legal Description



All that certain piece, parcel or tract of land, situate, lying and being on the southeastern side of U.S. Highway 17, in the Ocean Drive Section, City of North Myrtle Beach, County of Horry, State of South Carolina, as shown on plat prepared for the National Bank of South Carolina by C.B. Berry, R.L.S., dated December 17, 1987, to be recorded, and according to said plat, having the following metes and bounds, to wit: Beginning at a nail on the southeastern edge of the right of way of U.S. Highway 17, approximately 125.0 feet from its intersection with Second Avenue North, thence running S 42 degrees 00 feet East for a distance of 175.0 feet to a nail; thence, turning and running S 48 degrees 00 feet West for a distance of 125.0 feet to an iron; thence, turning and running N 42 degrees 00 feet East for a distance of 125.0 feet to the point of beginning, be all measurements a little more or less.


TMS #144-06-44-002

                                    EXHIBIT G

                            NON-COMPETITION COVENANT


     THIS NON-COMPETITION COVENANT ("Agreement"), is made and entered into as of this 1st day of March, 1996, by and between UCI Medical Affiliates of South Carolina, Inc., a South Carolina corporation ("Buyer"), and Stephen A. Harvey, M.D. ("Harvey").


                              Preliminary Statement

     Harvey is currently the President and sole shareholder of Convenience Medical Services, P.A., a South Carolina professional corporation ("Seller"). Buyer owns and/or leases various medical-related facilities and equipment in South Carolina and has contracted with Doctor's Care, P.A., a South Carolina professional corporation ("Doctor's Care"), to provide health care services at such facilities.

     Seller, Buyer, Harvey, UCI Medical Affiliates, Inc., and Doctor's Care have entered into that certain Asset Purchase Agreement, dated as of March 1, 1996 (the "Purchase Agreement") respecting the sale by Seller to Buyer of substantially all of the assets of Seller (the "Assets"), which assets are utilized in Seller's business of a medical practice located at 108 Highway 17 North, North Myrtle Beach, Horry County, South Carolina (the "Business"). Also, pursuant to the Purchase Agreement, Seller shall lease certain real estate and improvements at which the Business is operated (the "Real Estate").

     Seller has conducted the Business for a substantial number of years, and Harvey has been an officer, director, sole shareholder, and employee of the Business since Seller's incorporation in 1994. Thereby, Harvey has made use of, acquired, and added to confidential and proprietary information and trade secrets of Seller, all of which are portions of the Assets of Seller (which Assets are being sold to Buyer pursuant to the Purchase Agreement).

     Harvey also has developed unique relationships with patients, suppliers, and employees of Seller and unique information and knowledge about the competitive market, locations, potential patients, processes and prospects of Seller's Business.

     Buyer intends to operate the Assets acquired by it for Buyer's business similar to Seller's Business. The value of Buyer's acquisition would be diminished in the event that Harvey were to compete with Buyer and/or Doctor's Care, to assist another person or entity to compete with Buyer and/or Doctor's care, or to wrongfully divulge any confidential information.

     Buyer has required, as a condition precedent to its purchase of such Assets and lease of the Real Estate pursuant to the Purchase Agreement, that Harvey covenant not to divulge any confidential information and not to compete with Buyer and/or Doctor's Care as set forth herein.

     Harvey has agreed to provide such covenants as set forth herein as a material inducement to Buyer to enter into and close the Purchase Agreement and in consideration of the payments to be made thereunder. Harvey's covenants contained herein are ancillary to the Purchase Agreement. Harvey acknowledges that he will benefit from the Purchase Agreement.

     Pursuant to the Purchase Agreement, Buyer and Harvey desire to set forth the terms and conditions of their agreements and understandings respecting such covenants.


                             Statement of Agreement

     NOW, THEREFORE, in consideration of the foregoing premises, the promises set forth herein, the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Harvey and Buyer, intending to be legally bound, hereby agree and covenant as follows:

     1. Non-Disclosure of Information. Harvey shall not, at any time after the date hereof, directly or indirectly, divulge or disclose for any purpose whatsoever any confidential information that has been


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


developed or obtained by, or disclosed to, Harvey at any time before or after the date hereof (exclusive of such information as is in the public domain or as is required to be disclosed pursuant to an applicable law, rule, regulation, or final non-appealable order of a court of competent jurisdiction). Harvey acknowledges that such confidential information is of a special and unique nature and value relating to matters of Seller's Business, including, without limitation, Seller's lists of patients and potential patients, leases or contacts (which were specifically targeted by Seller prior to Closing), pricing information and lists, sales and marketing materials and methods, proprietary information, trade secrets, trademarks, systems, procedures, manuals, confidential reports, records, operational expertise, the nature and type of services rendered by Seller, the equipment and methods used and preferred by Seller's patients and customers, and the fees paid by them (all of which are deemed for all purposes to be confidential, proprietary, and trade secrets of Seller transferred to Buyer pursuant to the Purchase Agreement).

               2. Covenants against Competition. For a period of three (3) years after the effective date hereof:

                       a. Patients, Etc. Harvey shall not, directly or through an Affiliate (as defined below), (i) provide medical care or services to (or assist another person or entity to provide medical care or services to) any Seller Patient (as hereinafter defined), or (ii) solicit or divert (or assist another person or entity to solicit or divert) any Seller Patient from purchasing or using any of the Buyer's and/or Doctor's Care's services, or (iii) provide anywhere in the Territory (as defined below) medical care or services in any primary, urgent or occupational medical care facility or practice providing the same or similar services provided or offered by Buyer and/or Doctor's Care. For purposes of this Section 2(a), the term "Seller Patient" shall mean any patient of Seller and shall include (without limitation) every such person to which Seller has provided medical services prior to the date hereof. For purposes hereof, the term "Territory" shall mean within (i) Myrtle Beach, South Carolina, (ii) North Myrtle Beach, South Carolina, and (iii) all areas of Horry County, South Carolina located east or north of U.S. Highway 501.

                       b. Ownership. In addition to (but not in limitation of) the restrictions of Section 2(a), Harvey shall not, directly or through an Affiliate (as defined below), own an equity interest (other than as the holder for investment purposes only of up to 2% of the outstanding capital stock of any corporation which is publicly traded on a national stock exchange or the NASDAQ National Market System, so long as Harvey is not a controlling person of, or a member of a group that controls, such corporation, and Harvey is not otherwise affiliated in any capacity with such corporation) in any entity or enterprise conducting operations in the Territory which is competitive with the business activities engaged in by Seller prior to Closing or by the Buyer and/or Doctor's Care after the Closing.

                       c. Employees. In addition to (but not in limitation of) the restrictions of Sections 2(a) and (b), Harvey shall not, directly or through an Affiliate (as defined below) solicit or in any manner attempt to solicit or induce any person employed by, or an agent of, Buyer or Doctor's Care to terminate such person's association or contract of employment or agency, as the case may be, with Buyer and/or Doctor's Care.

                       d. Definition of Affiliate. For purposes of this Agreement, an "Affiliate" of Harvey is a Person (as defined below) that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Harvey. For purposes of this Agreement, a "Person" includes, in addition to such person, all of the following persons: (i) any relative or spouse of such person, or any relative of such spouse, any one of whom has the same home as such person; (ii) any trust or estate in which such person or any of the persons specified in Section 2(d)(i) of this Agreement collectively own ten percent (10%) or more of the total beneficial interest, or of which any of such persons serve as trustee, executor or in any other capacity; and (iii) any corporation, partnership, limited liability company or other organization in which such person or any of the persons specified in Section 2(d)(i) of this Agreement are the beneficial owners collectively of ten percent (10%) of any class of equity securities, of the equity interest, or of the partnership interest.

                       e. Exception. Notwithstanding the foregoing, Harvey shall not be deemed to be in violation of any covenant contained herein as a result of
Harvey's: (i) providing urgent or emergency medical services within the emergency room of any medical facility licensed as a hospital in the State of South Carolina, or (ii) providing emergency care to any Seller Patient in a potentially life-threatening situation, or (iii) providing employment services to Doctor's Care, P.A., a South Carolina professional corporation ("Doctor's Care"). In the event Doctor's Care and Harvey enter into an employment agreement at any time in the future, Harvey shall receive as compensation thereunder the sum of Eighty-Five and


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


No/100 ($85.00) Dollars per hour. Nothing contained herein shall be construed as to require Harvey and Doctor's Care to enter into any such employment agreement.

              3. Consideration. In consideration of the restrictions and covenants contained herein, Harvey hereby acknowledges the receipt and adequacy of ten ($10.00) dollars and such other consideration set forth in the Purchase Agreement.

               4.     Remedies.

                       a. Accounting for Lost Profits. If Harvey shall violate any of the provisions of Sections 1 or 2, Buyer shall be entitled to recover any non-speculative lost profits incurred by Buyer and/or Doctor's Care as a result of, growing out of, or in connection with, any such violation by Harvey. This remedy shall be in addition to, and not in limitation of, any injunctive relief or other rights, remedies, or damages, to which Buyer is or may be entitled as a result of this Agreement.

                       b. Injunctive Relief. In the event of a breach or threatened breach by Harvey of any of the provisions of Sections 1 or 2, Buyer, in addition to, and not in limitation of, any other rights, remedies, or damages available to Buyer at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction, and permanent injunction in order to prevent or restrain any such breach by Harvey or by Harvey's partners, agents, representatives, servants, employers, employees, companies, consulting clients, and/or any and all persons directly or indirectly acting for or with Harvey. Harvey agrees that in the event of any breach by Harvey of the covenants set forth in this Agreement, Buyer shall suffer irreparable harm for which the remedy of monetary damages may be inadequate.

                       c. Set Off. In the event of any adjudicated breach by Harvey of this Agreement or the Purchase Agreement, in addition to the other rights or remedies to which Buyer may be entitled, Buyer shall be entitled, at its option, to set off and recoup against the payments becoming due pursuant to the Purchase Agreement the amounts to which Buyer may become entitled. Harvey's right to lawfully contest such set off or recoupment in any action to collect the amounts due hereunder shall not be impaired by Buyer's exercise of such set off or recoupment right.

                       d. Alternatives. Buyer shall have the option, in its sole discretion, to enforce the various restrictions of Sections 1 and 2 cumulatively, in the alternative, or consecutively.

     5.       Reasonableness of Restrictions.

                       a. Acknowledgment. Harvey has carefully read and considered the provisions of Sections 1, 2, 3 and 4, and, having done so, voluntarily agrees that the restrictions set forth in those Sections, including, but not limited to, the time period of restriction, the geographical areas of restriction, and the scope of restricted activities set forth in Section 2, are fair and reasonable and are reasonably required for the protection of the legitimate interests of the Buyer, and its parent or subsidiary corporations, partnerships, officers, directors, partners, employees and affiliates, including but not limited to Doctor's Care.

                       b. Enforcement. In the event that, notwithstanding the foregoing, any of the provisions of Sections 1, 2, or 4 or any parts thereof shall be held to be invalid or unenforceable, the remaining provisions or parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included therein. In the event that any provisions of Sections 1 or 2 relating to the time period and/or the areas of restriction and/or the scope of restricted activities and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or the scope of restricted activities and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

               6.     Miscellaneous.

                       a. Burden and Benefit. This Agreement shall be binding upon Buyer's successors and assigns and Harvey's heirs, personal and legal representatives, successors and assigns, and shall inure to the benefit of Buyer's successors and permitted assigns and Harvey's heirs, personal legal representatives, successors, and permitted assigns.

                       b. Modifications. This Agreement can only be modified by a written agreement duly signed by Harvey and an authorized representative of Buyer. Moreover, in order to avoid uncertainty, ambiguity and misunderstandings in their relationships, the parties hereto covenant and agree not to enter into any oral agreement or understanding inconsistent or in conflict with this Agreement; and the parties hereto further covenant and agree that any oral communication allegedly or purportedly constituting such an agreement or understanding shall be absolutely null, void and without effect.

                       c. Waiver. Any waiver by either party of any breach or any term or condition hereof shall be effective only if in writing and such writing shall not be deemed to be a waiver of any subsequent or other breach, term or condition of this Agreement.

                       d. Assignments. Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by Harvey.

                       e. Cumulative Remedies. All rights and remedies of a party hereunder shall be cumulative and in addition to such rights and remedies as may be available to a party at law or equity.

                       f. Venue and Jurisdiction. The parties hereto hereby (i) agrees that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court located in Horry, Lexington or Richland Counties, South Carolina, (ii) waives any objection which it might have now or hereafter to any such litigation, action, or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submits to the jurisdiction of such courts in any such litigation, action or proceeding. For all purposes of this Agreement, the parties hereto further agrees that service of process may be effected pursuant to United States mail.

                       g. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous written or oral agreements and representations between the parties with respect thereto.

                       h. Governing Law. The construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of South Carolina.

                       i. Severability. The invalidity or unenforceability or any provision of this Agreement shall not render invalid or unenforceable any other provision hereof.

                       j. Survival. All terms of this Agreement shall survive the Closing under the Purchase Agreement.

                       k. Usage. Capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Terms such as "hereof", "hereunder", "hereto", "herein", and words of similar import shall refer to this Agreement in its entirety and all references to "Paragraphs", "Sections", and similar cross references shall refer to specified portions of this Agreement, unless the context clearly requires otherwise.

                       l. Enforcement. In the event litigation or other legal proceedings are commenced to enforce any rights under this Agreement, all reasonable legal expenses (including reasonable attorney's fees) and other direct costs of litigation of the prevailing party shall be paid by the non-prevailing party. All remedies specified herein are cumulative and non-exclusive, and parties shall be entitled to seek or enforce any other rights or remedies available to them at law or in equity.

                       m. Notices. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following: (i) upon receipt by the party to whom such notice, request, approval, consent, demand or other communication is being given; or (ii) three (3) business days after being duly deposited in the United States certified mail, return receipt requested, and addressed as follows:


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



              Buyer:           UCI Medical Affiliates of South Carolina, Inc.
                               6168 St. Andrews Road
                               Columbia, South Carolina 29212
                               Attn.:  Stephen Seeling, Esquire


              Harvey:          Stephen A. Harvey, M.D.
                               3426 Wilderness Lane
                               Murrells Inlet, South Carolina 29576

The parties hereto may change their respective addresses by notice in writing given to the other party to this Agreement.

     IN WITNESS WHEREOF, this Non-Competition Covenant is executed under seal by BA Buyer and Harvey to be effective as of the date first above written.

                                  HARVEY:



                                  /s/ Stephen A. Harvey, M.D.             (SEAL)
                                  Stephen A. Harvey, M.D.



                                  BUYER:

                                  UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC.



                                  By:      /s/ Stephen S. Seeling         (SEAL)
                                  Its:     Chief Operating Officer and Counsel

                                    EXHIBIT H

                                  BILL OF SALE



     KNOW ALL MEN BY THESE PRESENTS, that CONVENIENCE MEDICAL SERVICES, P.A., a South Carolina professional corporation with offices at 108 Highway 17 North, North Myrtle Beach, South Carolina 29582 (the "Seller"), for and in consideration of the sum of Ten Dollars ($10.00), lawful money of the United States, and other good and valuable consideration to them in hand paid at or before the ensealing and delivery of these presents by UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., a South Carolina corporation with offices at 6168 St. Andrews Road, Columbia, South Carolina 29212 (the "Buyer"), the receipt and sufficiency whereof is hereby acknowledge, has bargained and sold and by these presents does sell, assign and transfer unto Buyer all of Seller's right, title and interest in and to, all the machinery, equipment, computers, telephone systems, inventory, furniture, furnishings, office equipment, and other tangible personal property composing portions of the Assets described in the Asset Purchase Agreement dated as of March 1, 1996, between Seller, Buyer, UCI Medical Affiliates, Inc., Doctor's Care, P.A., and Stephen A. Harvey, M.D.(the "Agreement"), all as provided in the Agreement.

     TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns, forever. AND Seller does for itself and its successors and assigns, covenant and agree to and with Buyer, its successors and assigns, to warrant and defend the sale and conveyance of the aforesaid assets hereby sold unto Buyer.

     This Bill of Sale is made, executed and delivered pursuant to the Agreement, and is subject to all of the terms, provisions, and conditions thereof, including (without limitation) the indemnification therein. To the extent of any conflict between the terms hereof and thereof, the terms of the Agreement shall be controlling.

     All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

     IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale to be effective as of the 1st day of March, 1996.

IN THE PRESENCE OF:                     CONVENIENCE MEDICAL SERVICES, P.A.
                                                       (CORPORATE SEAL)

/s/ Jeanne Sparkes                      By:      /s/ Stephen A. Harvey, M.D.
                                        Its:     President
/s/ N. David DuRant



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



STATE OF SOUTH CAROLINA        )
                               )                 PROBATE
COUNTY OF HORRY                )


     PERSONALLY APPEARED before me the undersigned witness who, after first being duly sworn, deposes and says that s/he saw the within named CONVENIENCE MEDICAL SERVICES, P.A., by Stephen A. Harvey, M.D., its President, sign, seal and, as its act and deed, deliver the within written Bill of Sale for the uses and purposes therein mentioned and that s/he with the other witness whose signature appears above, witnessed the execution thereof.

SWORN to before me this 1st
day of March, 1996.                              /s/ Jeanne Sparkes

                                                 Witness

/s/ N. David Durant            (L.S.)
Notary Public for South Carolina
My Commission Expires: 04-03-2001

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


                                    EXHIBIT I

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     KNOW ALL MEN, that CONVENIENCE MEDICAL SERVICES, P.A., a South Carolina professional corporation (the "Assignor"), for and in consideration of the sum of Ten Dollars ($10.00), lawful money of the United States, and other good and valuable consideration to it in hand paid at or before the ensealing and delivery of these presents, by UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., a South Carolina corporation ("Assignee"), the receipt and sufficiency whereof is hereby acknowledged, hereby assigns to Assignee all of Assignor's right, title and interest in and to the permits, licenses, computer software, and all other intangible assets and rights composing portions of the Assets as described in the Asset Purchase Agreement dated as of March 1, 1996, between Assignor, Assignee, UCI Medical Affiliates, Inc., Doctor's Care, P.A., and Stephen A. Harvey, M.D. (the "Agreement"), all as provided in the Agreement, plus the equipment leases set forth on Schedule 1 attached hereto.

     Assignee hereby covenants with Assignor to assume and faithfully perform and discharge all of the terms, covenants, liabilities and obligations (subject to the Agreement) maturing and to be performed or discharged by Assignor under the above assigned contracts beginning on the date hereof and henceforth.

     This Assignment is made, executed, and delivered pursuant to the Agreement, and is subject to all the terms, provisions and conditions thereof, including (without limitation) the mutual indemnifications therein. To the extent of any conflict between the terms hereof and thereof, the terms of the Agreement shall be controlling.

     All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

     IN WITNESS WHEREOF, the parties have duly executed this Assignment and Assumption Agreement to be effective as of the 1st day of March, 1996.

                              ASSIGNOR:

                              CONVENIENCE MEDICAL SERVICES, P.A.


                              BY:      /s/ Stephen A. Harvey, M.D.
                              Its:     President

                              ASSIGNEE:

                              UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC.


                              By:      /s/ Stephen S. Seeling
                              Its:     Chief Operating Officer and Counsel


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


                                   SCHEDULE 1

                         Equipment Leases To Be Assumed


COULTER ELECTRONICS, INC.

Effective Date:             November 22, 1994
Term of Lease:              63 Months
Lease Payment:              $930.04 (plus tax)
Supplier:                   Coulter Leasing Corp.
Equipment:                  MD16 with Histogiems

AT&T

Effective Date:             July 8, 1994
Term of Lease:              60 Months
Lease Payment:              $118.37
Supplier:                   AT&T Credit Corporation
Equipment:                  Partner Plus

COMPUSYSTEMS, INC.

Effective Date:             January 25, 1993
Term of Lease:              60 Months
Lease Payment:              $449.99
Supplier:                   CompuSystems, Inc.
Equipment:                  250 Meg Int Tape Drive
                            5 DC 6250 Tape Cartridges
                            Hardware and Software Maintenance

GE CAPITAL LEASE

Effective Date:             October 7, 1994
Term of Lease:              36 Months
Lease Payment:              $119.24
Supplier:                   General Electric Capital Corporation
Equipment:                  Minolta EP 1080/Automatic Document Feeder

AT&T CAPITAL LEASING SERVICES, INC.

Effective Date:             March 25, 1995
Term of Lease:              60 Months
Lease Payment:              $2,882.41
Supplier:                   Abbott Diagnostics
Equipment:                  Abbott Spectrum Series II


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


                                    EXHIBIT J

                               SECURITY AGREEMENT


STATE OF SOUTH CAROLINA        )
                               )                 SECURITY AGREEMENT
COUNTY OF HORRY                )


     THIS SECURITY AGREEMENT is made and given as of the 1st day of March, 1996, by UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC., a South Carolina corporation and DOCTOR'S CARE, P.A., a South Carolina professional corporation (hereinafter called "Owners"), to CONVENIENCE MEDICAL SERVICES (hereinafter called the "Secured Party"), pursuant to that certain Asset Purchase Agreement dated as of March 1, 1996, by and among UCI MEDICAL AFFILIATES OF SOUTH CAROLINA, INC.; UCI MEDICAL AFFILIATES, INC.; DOCTOR'S CARE, P.A.; STEPHEN A. HARVEY, M.D. ; and the Secured Party (the "Agreement"). Pursuant to the Agreement, and for value received, the Owners hereby grant to Secured Party a security interest, in accordance with the terms and conditions hereinafter set forth, in the following described property (hereinafter called "Collateral"):

              (1) The Assets set forth in Section 1 of the Agreement, more fully defined in Schedule 1 attached hereto; and

              (2) The medical records set forth in Section 2 of the Agreement, more fully described in Schedule 2 attached hereto to secure the payment of the indebtedness evidenced by that certain secured Promissory Note (the "Note") in the original principal amount of Two Hundred Forty Thousand No/100 ($240,000.00) Dollars executed by UCI Medical Affiliates of South Carolina, Inc. simultaneously herewith and payable to the Secured Party, and any extensions or renewals thereof.

     OWNERS REPRESENT, WARRANT AND AGREE THAT:

                       1. The Collateral is used by Owners for a primary care medical facility.

                       2. The Owners shall do all acts that may be necessary to maintain, preserve and protect the Collateral.

                       3. Owners will maintain the Collateral in good condition and repair, will not waste or destroy the Collateral or any part thereof, will not use the Collateral in violation of any applicable law or policy of insurance and will promptly pay when due all taxes and assessments upon the Collateral or its operation or use.

                       4. Owners will keep the Collateral insured until this Security Agreement is terminated with hazard coverage against all reasonable expected risk to which it is exposed including fire, theft, accident and physical damage in such amounts and with an insurance company as shall be reasonably acceptable to Secured Party. Secured Party shall be provided with continuing evidence of such insurance.

              Notwithstanding anything contained herein to the contrary, nothing contained herein shall be interpreted in any way to hinder, restrict or in any way preclude the Owners' relocating, leasing, selling or renting, in whole or in part, the Collateral in the regular course of Owners' business. Furthermore such relocation, sale, lease, or rental shall not be deemed, in any way, to constitute a Default hereunder.



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



     THE PARTIES FURTHER AGREE THAT:

     1. At its option, and without any obligation to do so, Secured Party may discharge taxes, liens, or other encumbrances at any time levied or place on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral should Owners fail to do so. Owners agree to reimburse Secured Party on demand for any payments so made and until such reimbursement the amount so paid by Secured Party shall be added to the principal amount of the indebtedness secured by this Security Agreement.

               2. At the request of Secured Party, Owners will join with Secured Party in executing one or more financing statements or other documents in form satisfactory to Secured Party in order to perfect and protect any security interest granted hereby for filing the same in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable.

     EVENT OF DEFAULT: Owners shall be in default under this Security Agreement upon breach by Owners of any obligation imposed by this Security Agreement or the Note and the failure of the Owners to correct such breach within thirty (30) days of receipt of written notice of the breach from the Secured Party.


     REMEDIES OF SECURED PARTY UPON DEFAULT:

     Upon default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code in force in this state at the date hereof and, in addition, the following rights and remedies:

     1. Secured Party may peaceably, by its own means or with judicial assistance, enter Owners' premises and take possession of the Collateral, or render it unusable, or dispose of the Collateral on Owners' premises, and Owners will not resist or interfere with such action.

               2. Secured Party may require Owners to assemble all or any part of the Collateral and make it available to Secured Party at any place reasonably convenient and designated in a notice sent to Owners.

     ADDITIONAL PROVISIONS

     1. No failure on the part of Secured Party to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver hereof nor shall any single or partial exercise by Secured Party of any right or remedy hereunder preclude any other or future exercise hereof or the exercise of any other right or remedy.

               2. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns and all obligations of Owners shall bind their successors, executors or administrators, or his or its successors or assigns.

               3. Any notice required to be given may be given by mailing such notice, postage prepaid, to the following addresses:

     OWNERS                    6168 St. Andrews Road
                               Columbia, SC 29212
                               Attn:  Stephen S. Seeling, Esquire

     SECURED PARTY             3426 Wilderness Avenue
                               Murrells Inlet, South Carolina  29576
                               Attn:  Stephen A. Harvey, M.D.

     4. This Security Agreement may not be changed orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

               5. This Security Agreement and the rights and obligations to the parties hereunder shall be construed and interpreted in accordance with the laws of the State of South Carolina in force at the date of this Agreement. In the event of any inconsistency between the terms hereof and the terms of the Agreement, the terms of the Agreement shall be controlling.




                            [SIGNATURE PAGE ATTACHED]

     IN WITNESS THEREOF, the parties hereto have caused these presents to be executed effective as of the day and year first above written.




WITNESSES:                   OWNERS:

                             UCI MEDICAL AFFILIATES OF
                             SOUTH CAROLINA, INC., a South
                             Carolina corporation

/s/ N. David DuRant          By:      /s/ Stephen S. Seeling             (SEAL)
                             Its:     Chief Operating Officer and Counsel
/s/ Jeanne Sparkes



                             DOCTOR'S CARE, P.A., a South Carolina
                             professional corporation

/s/ N. David DuRant          By:      /s/ Stephen S. Seeling             (SEAL)
                             Its:     Secretary
/s/ Jeanne Sparkes

                             SECURED PARTY:

                             CONVENIENCE MEDICAL SERVICES, INC., a
                             South Carolina professional corporation

/s/ N. David DuRant          By:      /s/ Stephen A. Harvey, M.D.        (SEAL)
                             Its:     President
/s/ Jeanne Sparkes




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


                                   SCHEDULE 1

                                 List of Assets


1 Wheelchair
2 Refrigerators
1 Autoclave
2 Glucometers
2 Hair Dryers
6 Exam Tables
2 Electric Exam Tables
7 Welch Allen -- Wall Mount Transformers
1 Welch Allen -- Portable Transformer
7 Goose Neck Lamps
2 Surgical Lights
9 Rolling Exam Stools
1 Infant Scale
1 Regular Adult Scale
1 Ultra Sound Machine
1 Rolling Table
3 Foot Stools
1 EKG Machine
1 Alcohol Breathalizer Machine
1 Printer (with breathalizer)
3 Mayo Stands
1 O2 cart with Wheels
1 IV Stand
1 Adult Ambu Bag
1 Pediatric Ambu Bag
1 Papoose Board
1 Electrocator
2 Ear Syringes
1 Head Mount Magnifier
1 Hand Held Black Light
8 Metal Trash Cans with Foot Pedal
2 Portable Blood Pressure Cuffs
3 Wall Mount Blood Pressure Cuffs
1 Large Blood Pressure Cuff
1 Pediatric Blood Pressure Cuff
1 X-Ra Table -- Complete Unit
1 Portable Step Stool
4 14 x 17 Cassettes -- 2 high speed; 2 rare earth
8 View Boxes
4 10 x 12 Cassettes
1 Processor -- automatic
1 Film Bend
1 Full Lead Apron
1 Lap Apron
1 Set of Lead Gloves
2 10 Pound Weights
6 Lead Blockers
1 Hot Light

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


                                   SCHEDULE 2

                             List of Patient Records


See Exhibit C - Bill of Sale (Medical Records) of the Asset Purchase Agreement.




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